January 31, 2006

Fortissimo Acquisition Corp.
14 Hamelacha Street
Park Afek, Rosh Ha’ayin 48091 Israel

EarlyBirdCapital, Inc.
275 Madison Avenue
Suite 1203
New York, New York 10016

Re: Initial Public Offering

Gentlemen:

The undersigned officer and director of Fortissimo Acquisition Corp. (“Company”), in consideration of EarlyBirdCapital, Inc. (“EBC”) entering into a letter of intent (“Letter of Intent”) to underwrite an initial public offering of the securities of the Company (“IPO”) and embarking on the IPO process, hereby agrees as follows (certain capitalized terms used herein are defined in paragraph 10 hereof):

1.
In the event that the Company fails to consummate a Business Combination within 18 months from the effective date (“Effective Date”) of the registration statement relating to the IPO (or 24 months under the circumstances described in the prospectus relating to the IPO), the undersigned will (i) cause the Trust Fund (as defined in the Letter of Intent) to be liquidated and distributed to the holders of IPO Shares and (ii) take all reasonable actions within his power to cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Fund and any remaining net assets of the Company as a result of such liquidation with respect to his Insider Shares (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Fund for any reason whatsoever. In the event of the liquidation of the Trust Fund, the undersigned agrees to indemnify and hold harmless the Company, severally pro rata with Eli Blatt, Marc Lesnick, Shmoulik Barashi and Yochai Hacohen based on the number of Insider Shares beneficially owned by each such individual, against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendor or other person who is owed money by the Company for services rendered or products sold or contracted for, or by any target business, but only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund.

2.
In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, any suitable opportunity to acquire an operating business, until the earlier of the consummation by the Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary and contractual obligations the undersigned might have.

3.
The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to EBC that the business combination is fair to the Company’s stockholders from a financial perspective.

4.
Neither the undersigned, any member of the family of the undersigned, nor any affiliate (“Affiliate”) of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided that commencing on the Effective Date, Fortissimo Capital Management Ltd. ("Related Party"), shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party's overhead, to compensate it for the Company's use of Related Party's offices, utilities and personnel. Related Party and the undersigned shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

Fortissimo Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2006

5.
Neither the undersigned, any member of the family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

6.
The undersigned agrees to serve as Chairman of the Board and Chief Executive Officer of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned’s biographical information furnished to the Company and EBC and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned’s Questionnaire furnished to the Company and EBC and annexed as Exhibit B hereto is true and accurate in all respects. The undersigned represents and warrants that:

a.
he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

b.
he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

c.
he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

7.
The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and to serve as Chairman of the Board and Chief Executive Officer of the Company.

8.
The undersigned authorizes any employer, financial institution, or consumer credit reporting agency to release to EBC and its legal representatives or agents (including any investigative search firm retained by EBC) any information they may have about the undersigned’s background and finances (“Information”). Neither EBC nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

9.
This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim against him arising out of or relating in any way to this letter agreement (a “Proceeding”) shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive, (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum and (iii) irrevocably agrees to appoint Proskauer Rose LLP as agent for the service of process in the State of New York to receive, for the undersigned and on his behalf, service of process in any Proceeding. If for any reason such agent is unable to act as such, the undersigned will promptly notify the Company and EBC and appoint a substitute agent acceptable to each of the Company and EBC within 30 days and nothing in this letter will affect the right of either party to serve process in any other manner permitted by law.

10.
As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Insider Shares” shall mean all of the shares of Common Stock of the Company owned by an Insider prior to the IPO; and (iv) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO.

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Fortissimo Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2006

/s/ Yuval Cohen
Yuval Cohen

Fortissimo Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2006

EXHIBIT A

INSIDER BIOGRAPHY (AS INCLUDED IN S-1)

Yuval Cohen has served as our Chairman of the Board and Chief Executive Officer since our formation. Mr. Cohen is the Founding and Managing Partner of Fortissimo, which was established in January 2003. From February 2002 through January 2003, Mr. Cohen worked on the formation of Fortissimo and served on the boards of directors of several technology companies in Israel. From September 1997 through February 2002, Mr. Cohen was a General Partner at Jerusalem Venture Partners (JVP), an international venture capital firm with over $650 million under management. As a General Partner of JVP, Mr. Cohen co-led fundraising efforts, and was involved in all investment decisions and the management of various JVP portfolio companies. Mr. Cohen led the investment and served on the board of several JVP portfolio companies, including the following: Precise Software Solutions, Inc. (Nasdaq: PRSE, later sold to Veritas -Nasdaq:VRTS), T.sqware, Inc. (sold to Globespan, Inc., Nasdaq: GSPN), PowerDsine Ltd. (Nasdaq: PDSN), Sheer Networks (sold to Cisco-Nasdaq: CSCO), Sphera Corporation and Celltick Technologies. From June 1996 through August 1997, Mr. Cohen was the Vice President of Marketing at VDOnet Corporation, a provider of software solutions for video over the Internet. From May 1995 through June 1996, Mr. Cohen served as the Vice President of Business Development at DSP Group, Inc. (Nasdaq: DSPG), a provider of DSP software and hardware solutions for communications and computer markets. From December 1991 through May 1995, Mr. Cohen served as the Manager of Business Development at Intel Capital at Intel Corporation (Nasdaq: INTC). Mr. Cohen is the Chairman of the board of directors of Telrad Networks Ltd. (“Telrad”), a telecommunication equipment provider, and NUR Macroprinters Ltd. (“NUR”; Nasdaq: NURM.PK), a developer, manufacturer and marketer of wide-format inkjet printers, presses and related ink products, both of which are portfolio companies of Fortissimo. Mr. Cohen also serves on the board of directors of Hadasit Bio-Holdings Ltd., a holding company of medical and biotech startups controlled by Hadassah Hospital in Israel and publicly traded on the Tel Aviv Stock Exchange. Mr. Cohen received an MBA from the Harvard Business School and a B.Sc. in Industrial Engineering from Tel Aviv University.

Fortissimo Acquisition Corp.
EarlyBirdCapital, Inc.
January 31, 2006

EXHIBIT B

INSIDER D&O QUESTIONNAIRE